UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐Definitive Proxy Statement

☒Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

Summit Midstream Partners, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required

☐Fee paid previously with preliminary materials

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT DATED APRIL 29, 2024
TO PROXY STATEMENT DATED APRIL 9, 2024
FOR THE
ANNUAL MEETING OF LIMITED PARTNERS
TO BE HELD MAY 9, 2024

This supplement (the “Supplement”) to the definitive proxy statement of Summit Midstream Partners, LP (“SMLP”), filed with the Securities and Exchange Commission on April 9, 2024 (the “2024 Proxy Statement”), relating to the annual meeting of limited partners of SMLP to be held on May 9, 2024, is being filed to correct the disclosure on page 44 of the 2024 Proxy Statement under the heading “Additional Information—Advance Notice Required for Limited Partner Proposals and Nominations” regarding the deadline for the submission of limited partner proposals in order to be considered for inclusion in the proxy materials for next year’s annual meeting (the “2025 Annual Meeting”). The deadline for limited partner proposals to be submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, in order to be considered for inclusion in the proxy materials for the 2025 Annual Meeting was incorrectly noted on page 44 of the 2024 Proxy Statement as November 29, 2024. The correct deadline is December 10, 2024.

Except as specifically revised by the information contained herein, this Supplement does not amend, revise or update any of the other information set forth in the 2024 Proxy Statement. This Supplement should be read in conjunction with the 2024 Proxy Statement. From and after the date of this Supplement, any references to the “2024 Proxy Statement” are to the 2024 Proxy Statement as supplemented hereby.

This Supplement is dated April 29, 2024.